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                                    BYLAWS OF

                   CREDIT SUISSE COMMODITY PLUS STRATEGY FUND

                            AS ADOPTED: MAY 18, 2004

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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I. PRINCIPAL OFFICE....................................................3

ARTICLE II. OFFICERS AND THEIR ELECTION........................................3
     SECTION 2.1.  OFFICERS....................................................3
     SECTION 2.2.  ELECTION OF OFFICERS........................................3
     SECTION 2.3.  RESIGNATIONS................................................3

ARTICLE III. POWERS AND DUTIES OF OFFICERS AND TRUSTEES........................3
     SECTION 3.1.  MANAGEMENT OF THE TRUST.....................................3
     SECTION 3.2.  EXECUTIVE AND OTHER COMMITTEES..............................3
     SECTION 3.3.  COMPENSATION................................................4
     SECTION 3.4.  CHAIRMAN OF THE BOARD OF TRUSTEES...........................4
     SECTION 3.5.  PRESIDENT...................................................4
     SECTION 3.6.  TREASURER...................................................4
     SECTION 3.7.  SECRETARY...................................................5
     SECTION 3.8.  VICE PRESIDENT..............................................5
     SECTION 3.9.  ASSISTANT TREASURER.........................................5
     SECTION 3.10.  ASSISTANT SECRETARY........................................5
     SECTION 3.11.  SUBORDINATE OFFICERS.......................................5
     SECTION 3.12.  SURETY BONDS...............................................5
     SECTION 3.13.  REMOVAL....................................................6
     SECTION 3.14.  REMUNERATION...............................................6

ARTICLE IV. SHAREHOLDERS' MEETINGS.............................................6
     SECTION 4.1.  SPECIAL MEETINGS............................................6
     SECTION 4.2.  NOTICES.....................................................6
     SECTION 4.3.  VOTING PROXIES..............................................6
     SECTION 4.4.  NOTICE OF SHAREHOLDER BUSINESS..............................7
     SECTION 4.5.  TRUSTEE NOMINATIONS.........................................7
     SECTION 4.6.  PLACE OF MEETING............................................8
     SECTION 4.7.  ACTION WITHOUT A MEETING....................................8

ARTICLE V. TRUSTEES' MEETINGS..................................................9
     SECTION 5.1.  SPECIAL MEETINGS............................................9
     SECTION 5.2.  REGULAR MEETINGS............................................9
     SECTION 5.3.  QUORUM......................................................9
     SECTION 5.4.  NOTICE......................................................9
     SECTION 5.5.  PLACE OF MEETING............................................9
     SECTION 5.6.  SPECIAL ACTION..............................................9
     SECTION 5.7.  ACTION BY CONSENT...........................................9
     SECTION 5.8.  PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE...........9

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ARTICLE VI. FISCAL YEAR; REGISTERED OFFICE AND REGISTERED AGENT...............10
     SECTION 6.1.  FISCAL YEAR................................................10
     SECTION 6.2.  REGISTERED OFFICE AND REGISTERED AGENT.....................10

ARTICLE VII. INSPECTION OF BOOKS..............................................10

ARTICLE VIII. INSURANCE OF OFFICERS, TRUSTEES, AND EMPLOYEES..................10

ARTICLE IX. SEAL..............................................................10

ARTICLE X. AMENDMENTS.........................................................11

ARTICLE XI. MISCELLANEOUS.....................................................11
     SECTION 11.1.  SEVERABILITY..............................................11
     SECTION 11.2.  HEADINGS..................................................11



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                  These Bylaws of CREDIT SUISSE COMMODITY PLUS STRATEGY FUND
(the "Trust"), a Delaware statutory trust, are subject to the Trust Instrument of the Trust, dated May 18, 2004 as from time to time amended, supplemented or restated (the "Trust Instrument"). In the event of a conflict between the terms of these Bylaws and the Trust Instrument, the Trust Instrument shall control. Capitalized terms used herein which are defined in the Trust Instrument are used as therein defined.

ARTICLE I.
PRINCIPAL OFFICE

                   The principal office of the Trust shall be located in New York, New York or such other location as the Trustees may, from time to time, determine. The Trust may establish and maintain such other offices and places of business as the Trustees may, from time to time, determine.

ARTICLE II.
OFFICERS AND THEIR ELECTION

SECTION 2.1. OFFICERS. The officers of the Trust shall be a Chairman, a Treasurer, a Secretary, and such other officers as the Trustees may from time to time elect. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents. It shall not be necessary for any Trustee or other officer to be a holder of Shares in the Trust. Each officer of the Trust shall be an agent of the Trust for purposes of Section 3806(b)(7) of the Delaware Act.

SECTION 2.2. ELECTION OF OFFICERS. The Chairman, Treasurer and Secretary shall be chosen by the Trustees. Two or more offices may be held by a single person except the offices of President and Secretary. Subject to the provisions of
Section 3.13 hereof, the Chairman, the Treasurer and the Secretary shall each hold office until their successors are chosen and qualified and all other officers shall hold office at the pleasure of the Trustees.

SECTION 2.3. RESIGNATIONS. Any officer of the Trust may resign, notwithstanding
Section 2.2 hereof, by filing a written resignation with the Chairman, the Trustees or the Secretary, which resignation shall take effect on being so filed or at such time as may be therein specified.

ARTICLE III.
POWERS AND DUTIES OF OFFICERS AND TRUSTEES

SECTION 3.1. MANAGEMENT OF THE TRUST. The business and affairs of the Trust shall be managed by, or under the direction of, the Trustees, and they shall have all powers necessary and desirable to carry out their responsibilities, so far as such powers are not inconsistent with the laws of the State of Delaware, the Trust Instrument or with these Bylaws.

SECTION 3.2. EXECUTIVE AND OTHER COMMITTEES. The Trustees may elect from their own number an executive committee, which shall have any or all of the powers of the


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Board of Trustees while the Board of Trustees is not in session. The Trustees may also elect from their own number other committees from time to time, including an audit committee and a nominating committee. The number composing such committees and the powers conferred upon the same are to be determined by vote of a majority of the Trustees. All members of such committees shall hold such offices at the pleasure of the Trustees, and the Trustees may abolish any of the committees at any time. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Trustees. The Trustees shall have the power to rescind any action of any committee, but no such rescission shall have retroactive effect. The Trustees shall have the power at any time to fill vacancies in the committees. The Trustees may delegate to these committees any of its powers, except the power to declare a dividend or distribution on Shares, authorize the issuance of Shares, recommend to Shareholders any action requiring Shareholder's approval, amend these Bylaws, approve any merger or Share exchange, approve or terminate any contract with an Investment Adviser, Transfer Agent, Custodian, or to take any other action required by applicable law to be taken by the Trustees.

SECTION 3.3. COMPENSATION. Each Trustee and each committee member may receive such compensation for his services and reimbursement for his expenses as may be fixed from time to time by resolution of the Trustees.

SECTION 3.4. CHAIRMAN OF THE BOARD OF TRUSTEES. The Trustees may, but need not, appoint a Chairman of the Board of Trustees, who need not be a Trustee, who shall serve as such at the pleasure of the Trustees. When present, he shall preside at all meetings of the Shareholders and the Trustees, and he may, subject to the approval of the Trustees, appoint a Trustee to preside at such meetings in his absence. He shall perform such other duties as the Trustees may from time to time designate.

SECTION 3.5. CHAIRMAN. The Trustees may appoint a Chairman, who need not be a member of the Board of Trustees. The Chairman may be the chief executive officer of the Trust and, subject to the direction of the Trustees, may have general administration of the business and policies of the Trust. In the absence of the Chairman of the Board of Trustees or if no Chairman of the Board of Trustees has been elected, the Chairman shall preside at all Shareholders' meetings and at all meetings of the Trustees and shall in general exercise the powers and perform the duties of the Chairman of the Board of Trustees. Except as the Trustees may otherwise order, the Chairman shall have the power to grant, issue, execute or sign such powers of attorney, process, agreements or other documents as may be deemed advisable or necessary in the furtherance of the interests of the Trust or any Series thereof. He shall also have the power to employ attorneys, accountants and other advisors and agents and counsel for the Trust. The Chairman shall perform such duties additional to all of the foregoing as the Trustees may from time to time designate.

SECTION 3.6. TREASURER. The Treasurer shall be the principal financial and accounting officer of the Trust. He shall deliver all funds and securities of the Trust which may come into his hands to such company as the Trustees shall employ as Custodian in accordance with the Trust Instrument and applicable provisions of law. He shall make annual reports regarding the business and condition of the Trust, which reports shall be preserved in Trust records, and he shall furnish such other reports regarding the business and condition of the Trust as the Trustees

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may from time to time require. The Treasurer shall perform such additional duties as the Trustees may from time to time designate.

SECTION 3.7. SECRETARY. The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and the Shareholders at their respective meetings. He shall have the custody of the seal of the Trust. The Secretary shall perform such additional duties as the Trustees may from time to time designate.

SECTION 3.8. PRESIDENT, VICE PRESIDENT. Any President of the Trust shall perform such duties as the Trustees or the Chairman may from time to time designate. Any Vice President of the Trust shall perform such duties as the Trustees, the Chairman or the President may from time to time designate. At the request or in the absence or disability of the Chairman, the President (if one has been appointed) may perform all the duties of the Chairman and, when so acting, shall have all the powers of and be subject to all the restrictions upon the chairman. At the request or in the absence or disability of the Chairman and the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents) present and able to act may perform all the duties of the Chairman and the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman and the President.

SECTION 3.9. ASSISTANT TREASURER. Any Assistant Treasurer of the Trust shall perform such duties as the Trustees or the Treasurer may from time to time designate, and, in the absence of the Treasurer, the senior Assistant Treasurer, present and able to act, may perform all the duties of the Treasurer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

SECTION 3.10. ASSISTANT SECRETARY. Any Assistant Secretary of the Trust shall perform such duties as the Trustees or the Secretary may from time to time designate, and, in the absence of the Secretary, the senior Assistant Secretary, present and able to act, may perform all the duties of the Secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

SECTION 3.11. SUBORDINATE OFFICERS. The Trustees from time to time may appoint such officers or agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine. The Trustees from time to time may delegate to one or more officers or committees of Trustees the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

SECTION 3.12. SURETY BONDS. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended (the "1940 Act") and the rules and regulations of the Commission) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his duties to the Trust including responsibility for negligence and for the accounting of any of the Trust's property, funds or securities that may come into his hands.


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SECTION 3.13. REMOVAL. Any officer may be removed from office, with or without cause, whenever in the judgment of the Trustees the best interest of the Trust will be served thereby, by the vote of a majority of the Trustees given at any regular meeting or any special meeting of the Trustees. In addition, any officer or agent appointed in accordance with the provisions of Section 3.11 hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Trustees.

SECTION 3.14. REMUNERATION. The salaries or other compensation, if any, of the officers of the Trust shall be fixed from time to time by resolution of the Trustees.

ARTICLE IV.
SHAREHOLDERS' MEETINGS

SECTION 4.1. SPECIAL MEETINGS. A special meeting of the shareholders shall be called by the Secretary whenever (a) ordered by the Trustees or (b) requested in writing by the holder or holders of at least 50% of the Outstanding Shares entitled to vote. If the Secretary, when so ordered or requested, refuses or neglects for more than 30 days to call such special meeting, the Trustees or the Shareholders so requesting may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary. If the meeting is a meeting of the Shareholders of one or more Series or classes of Shares, but not a meeting of all Shareholders of the Trust, then only special meetings of the Shareholders of such one or more Series or classes shall be called and only the shareholders of such one or more Series or classes shall be entitled to notice of and to vote at such meeting.

SECTION 4.2. NOTICES. Except as provided in Section 4.1, notices of any meeting of the Shareholders shall be given by the Secretary by delivering or mailing, postage prepaid, to each Shareholder entitled to vote at said meeting, written or printed notification of such meeting at least ten (10) days before the meeting, to such address as may be registered with the Trust by the Shareholder. Notice of any Shareholder meeting need not be given to any Shareholder if a written waiver of notice, executed before or after such meeting, is filed with the records of such meeting, or to any Shareholder who shall attend such meeting in person or by proxy. Notice of adjournment of a Shareholder's meeting to another time or place need not be given, if such time and place are announced at the meeting or reasonable notice is given to persons present at the meeting and the adjourned meeting is held within a reasonable time after the date set for the original meeting.

SECTION 4.3. VOTING PROXIES. Subject to the provisions of the Trust Instrument, Shareholders entitled to vote may vote either in person or by proxy, provided that either (a) an instrument authorizing such proxy to act is executed by the Shareholder in writing and dated not more than eleven (11) months before the meeting, unless the instrument specifically provides for a longer period or (b) the notice of any meeting sets forth an electronic, telephonic, computerized or other alternative to execution of a written instrument authorizing the proxy to act, which authorization is received within the period of time prescribed by such notice. Proxies shall be delivered to the Secretary of the Trust or other person responsible for recording the proceedings before being voted. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice from any one of them. Unless otherwise specifically limited by their


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terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the Chairman of the meeting. Except as otherwise provided herein or in the Trust Instrument, as these Bylaws or such Trust Instrument may be amended or supplemented from time to time, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

SECTION 4.4. NOTICE OF SHAREHOLDER BUSINESS At any annual or special meeting of the Shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual or special meeting business must be, (i), (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Trustees, (B) otherwise properly brought before the meeting by or at the direction of the Board of Trustees, or (C) subject to the provisions of Section 4.4, otherwise properly brought before the meeting by a Shareholder, and (ii) a proper subject under applicable law for Shareholder action. For business to be properly brought before an annual or special meeting by a Shareholder, the Shareholder must have given timely notice thereof in writing to the Secretary of the Trust. To be timely, any such notice must be delivered to or mailed and received at the principal executive offices of the Trust not later than 60 (sixty) days prior to the date of the meeting; provided, however, that if less than 70 (seventy) days' notice or prior public disclosure of the date of the meeting is given or made to Shareholders, any such notice by a Shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which notice of the date of the annual or special meeting was given or such public disclosure was made. Any such notice by a Shareholder shall set forth as to each matter the Shareholder proposes to bring before the annual or special meeting, (i) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the annual or special meeting, (ii) the name and address, as they appear on the Trust's books, of the Shareholder proposing such business, (iii) the class and number of shares of the Trust which are beneficially owned by the Shareholder, and (iv) any material interest of the Shareholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at any annual or special meeting except in accordance with the procedures set forth in this Section 4.4. The chairman of the annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 4.4, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be considered or transacted.

SECTION 4.5. TRUSTEE NOMINATIONS Only persons who are nominated in accordance with the procedures set forth in this Section 4.5 shall be eligible for election or re-election as Trustees. Nominations of persons for election or re-election to the Board of Trustees of the Trust may be made at a meeting of Shareholders by or at the direction of the Board of Trustees or by any Shareholder of the Trust who is entitled to vote for the election of such nominee at the meeting and who complies with the notice procedures set forth in this Section 4.5. Such


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nominations, other than those made by or at the direction of the Board of
Trustees, shall be made pursuant to timely notice delivered in writing to the Secretary of the Trust. To be timely, any such notice by a Shareholder must be delivered to or mailed and received at the principal executive offices of the Trust not later than 60 (sixty) days prior to the meeting; provided, however, that if less than 70 (seventy) days' notice or prior public disclosure of the date of the meeting is given or made to Shareholders, any such notice by a Shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was given or such public disclosure was made. Any such notice by a Shareholder shall set forth, (i) as to each person whom the Shareholder proposes to nominate for election or re-election as a Trustee, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Trust which are beneficially owned by such person, and (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for the election of Trustees pursuant to Regulation 14A under the Exchange Act or any successor regulation thereto (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected and whether any person intends to seek reimbursement from the Trust of the expenses of any solicitation of proxies should such person be elected a Trustee of the Trust); and (ii) as to the Shareholder giving the notice, (A) the name and address, as they appear on the Trust's books, of such Shareholder, and (B) the class and number of shares of the Trust which are beneficially owned by such Shareholder. At the request of the Board of Trustees, any person nominated by the Board of Trustees for election as a Trustee shall furnish to the Secretary of the Trustee that information required to be set forth in a Shareholder's notice of nomination which pertains to the nominee. If a notice by a Shareholder is required to be given pursuant to this Section 4.5, no person shall be entitled to receive reimbursement from the Trust of the expenses of a solicitation of proxies for the election as a Trustee of a person named in such notice unless such notice states that such reimbursement will be sought from the Trustee. No person shall be eligible for election as a Trustee of the Trust unless nominated in accordance with the procedures set forth in this Section 4.5. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded for all purposes.

SECTION 4.6. PLACE OF MEETING. All special meetings of the Shareholders shall be held at the principal place of business of the Trust or at such other place in the United States as the Trustees may designate.

SECTION 4.7. ACTION WITHOUT A MEETING. Any action to be taken by Shareholders may be taken without a meeting if a majority of the Shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of meetings of Shareholders of the Trust. Such consent shall be treated for all purposes as a vote at a meeting of the Shareholders held at the principal place of business of the Trust.


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ARTICLE V.
TRUSTEES' MEETINGS

SECTION 5.1. SPECIAL MEETINGS. Special meetings of the Trustees may be called orally or in writing by the Chairman of the Board of Trustees, any two other Trustees or the Chairman, President, any Vice President or Secretary of the Trust.

SECTION 5.2. REGULAR MEETINGS. Regular meetings of the Trustees may be held at such places and at such times as the Trustees may from time to time determine; each Trustee present at such determination shall be deemed a party calling the meeting and no call or notice will be required to such Trustee provided that any Trustee who is absent when such determination is made shall be given notice of the determination by the Chairman, any two other Trustees or the Chairman, President, any Vice President or Secretary of the Trust, as provided for in
Section 4.4 of the Trust Instrument.

SECTION 5.3. QUORUM. One-third of the Trustees shall constitute a quorum for the transaction of business at any meeting and an action of a majority of the Trustees in attendance constituting a quorum shall constitute action of the Trustees.

SECTION 5.4. NOTICE. Except as otherwise provided, notice of any special meeting of the Trustees shall be given by the party calling the meeting to each of the Trustees, as provided for in Section 4.4 of the Trust Instrument. A written notice may be mailed, postage prepaid, addressed to him at his address as registered on the books of the Trust or, if not so registered, at his last known address.

SECTION 5.5. PLACE OF MEETING. All special meetings of the Trustees shall be held at the principal place of business of the Trust or such other place as the Trustees may designate. Any meeting may adjourn to any place.

SECTION 5.6. SPECIAL ACTION. When all the Trustees shall be present at any meeting however called or wherever held, or shall assent to the holding of the meeting without notice, or shall sign a written assent thereto filed with the records of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held.

SECTION 5.7. ACTION BY CONSENT. Any action by the Trustees may be taken without a meeting if a written consent thereto is signed by a majority of the Trustees and filed with the records of the Trustees' meeting. Such consent shall be treated, for all purposes, as a vote at a meeting of the Trustees held at the principal place of business of the Trustees.

SECTION 5.8. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Except when presence in person is required at a meeting under the 1940 Act or other applicable laws, Trustees may participate in a meeting of Trustees by conference telephone or similar communications equipment by means of which all persons participating in the meeting are able to hear each other, and such participation shall constitute presence in person at such meeting. Any meeting conducted by telephone shall be deemed to take place at and from the principal office of the Trust.


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ARTICLE VI.
FISCAL YEAR; REGISTERED OFFICE AND REGISTERED AGENT

SECTION 6.1. FISCAL YEAR. The fiscal year of the Trust and of each Series of the Trust shall end on August 31 of each year; provided that the last fiscal year of the Trust and each series shall end on the date on which the Trust or each such Series is terminated, as applicable; and further provided that the Trustees by resolution and without a Shareholder vote may at any time change the fiscal year of the Trust and of any or all Series (and the Trust and each Series may have different fiscal years as determined by the Trustees).

SECTION 6.2. REGISTERED OFFICE AND REGISTERED AGENT. The initial registered office of the Trust in the State of Delaware shall be located at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, Delaware 19801. The registered agent of the Trust at such location shall be The Corporation Trust Company; provided that the Trustees by resolution and without a Shareholder vote may at any time change the Trust's registered office or its registered agent, or both.

ARTICLE VII.
INSPECTION OF BOOKS

                  The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.

ARTICLE VIII.
INSURANCE OF OFFICERS, TRUSTEES, AND EMPLOYEES

                  The Trust may purchase and maintain insurance on behalf of any Covered Person (as defined in Section 10.2 of the Trust Instrument) or employee of the Trust, including any Covered Person or employee of the Trust who is or was serving at the request of the Trust as a Trustee, officer or employee of a corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and claimed by him in any such capacity or arising out of his status as such, whether or not the Trustees would have the power to indemnify him against such liability.

                  The Trust may not acquire or obtain a contract for insurance that protects or purports to protect any Trustee or officer of the Trust against any liability to the Trust or its Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

ARTICLE IX.
SEAL

                  The Trustees may adopt a seal which shall be in such form and have such inscription as the Trustees may from time to time determine. Any Trustee or officer of the Trust shall have the authority to affix the seal to any document requiring the same.


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ARTICLE X.
AMENDMENTS

                  All Bylaws of the Trust shall be subject to amendment, alteration or repeal and new Bylaws may be made by the affirmative vote of a majority of the Trustees at any meeting.

ARTICLE XI.
MISCELLANEOUS

SECTION 11.1. SEVERABILITY. The provisions of these Bylaws are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these Bylaws, provided, however, that such determination shall not affect any of the remaining provisions of these Bylaws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these Bylaws.

SECTION 11.2. HEADINGS. Headings are placed in these Bylaws for convenience of reference only and in case of any conflict, the text of these Bylaws rather than the headings shall control.


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